SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported)
                       August 22, 2003 (August 20, 2003)


                          NATIONAL STEEL CORPORATION
 ----------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-983                       25-0687210
    ---------------                   -----------------      ------------------
 (State or Other Jurisdiction          (Commission            (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


4100 Edison Lakes Parkway, Mishawaka, IN                   46545-3440
---------------------------------------                  ----------------
(Address of Principal Executive Office)                     (Zip Code)


       Registrant's telephone number, including area code: 574-273-7000


                                      N/A
              ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS AND REQUIRED REGULATION FD DISCLOSURE.

As previously disclosed, on March 6, 2002 National Steel Corporation (the "Company") and forty-one of its domestic subsidiaries (collectively "the Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Court"). Certain majority owned subsidiaries of the Company have been excluded from the Chapter 11 filings. The case was assigned to the Hon. John H. Squires and is being jointly administered under case number 02-08699.

On August 20, 2003, the Debtors filed with the Court a Disclosure Statement with Respect to First Amended Joint Plan of Liquidation of National Steel Corporation and its Affiliated Debtors and Debtors in Possession (the "Plan") (the "Disclosure Statement"), a conformed copy of which is attached hereto as
Exhibit 99.1. On August 20, 2003, the Court issued an order approving the Disclosure Statement and solicitation procedures with respect to the Plan. In addition, the Court scheduled a hearing on confirmation of the Plan for October 23, 2003.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 22, 2003               NATIONAL STEEL CORPORATION
                                    --------------------------
                                            Registrant

                                            By: /s/ Kirk A. Sobecki
                                               -------------------------
                                                  Kirk A. Sobecki
                                                  President




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                                 EXHIBIT INDEX

Exhibit
Number            Description
-----------       --------------

99.1 Conformed copy of the Disclosure Statement with Respect to First Amended Joint Plan of Liquidation of National Steel Corporation and its Affiliated Debtors and Debtors in Possession.